Exhibit 4.2


                  Incorporated Under the Laws of Delaware

Number                                                              Shares
-0-                                                                   -0-

                            AMCON DISTRIBUTING COMPANY

                      Series C Convertible Preferred Stock

                    80,000 Shares Authorized; $.01 Par Value

This Certifies that                               is the owner of
                   -------------------------------               -----------

----------------------- Shares of the Capital Stock of

                             AMCON Distributing Company

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto
affixed this         day of                  A.D.
             -------       -----------------     -----------

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                 President                                   Secretary























The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws. These shares have been acquired for investment and not with a view to distribution or resale, and may not be sold, pledged, hypothecated, donated or otherwise transferred, whether or not for consideration, without an effective registration statement under the Act, and any applicable state securities laws, or an opinion of counsel satisfactory to the Corporation that such registration is not required with respect to the proposed disposition thereof and that such disposition will not cause the loss of the exemption upon which the Corporation relied in selling such shares to the original purchaser.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.



For Value Received,                    hereby sell, assign and transfer unto
                   --------------------

                                        Shares of the Capital Stock
------------------------, --------------
represented by the within Certificate, and do hereby irrevocably constitute
and appoint                             , to transfer the said Stock on the
           -----------------------------
books of the within named Corporation with full power of substitution in the premises.

Dated                     A.D.
      -------------------      -------

In presence of
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NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.